Exhibit 99.1

Analysts and Investors Contact: T.C. Robillard (336) 519-2115
News Media Contact: Jonathan Binder (336) 682-9654, jonathan.binder@hanes.com

HanesBrands Inc. Announces Better-Than-Expected Second-Quarter 2025 Results and Raises Full-Year Outlook

▪Net Sales increased 1.8% over prior year to $991 million.
▪Gross Margin increased 1,100 basis points over prior year to 41.6%. Adjusted Gross Margin increased 145 basis points to 41.2%.
▪Operating Profit increased 345% over prior year to $155 million and Operating Margin increased 2,210 basis points to 15.6%. Adjusted Operating Profit increased 22% to $153 million and Adjusted Operating Margin increased 255 basis points to 15.5%.
▪Earnings per share (EPS) increased 162% over prior year to $0.24. Adjusted EPS increased 60% to $0.24.
▪Balance sheet further strengthened as leverage decreased to 3.3 times net debt-to-adjusted EBITDA, an improvement of 1.3 times compared to prior year.
▪Raises full-year 2025 outlook for net sales, operating profit and EPS.

WINSTON-SALEM, N.C. (August 7, 2025) – HanesBrands Inc. (NYSE: HBI), a global leader in everyday iconic apparel, today announced results for the second-quarter 2025.
“For the third consecutive quarter, we delivered revenue, profit and earnings per share growth that exceeded our expectations as we continue to see the benefits of our growth strategy and prior transformation initiatives,” said Steve Bratspies, CEO. “With our strong performance to date and our visibility to cost savings and input costs, we raised our full-year outlook, which continues to reflect our expected impact from U.S. tariffs. Our strategy is delivering consistent results, and we’re confident it positions us for continued long-term success. We have multiple avenues to drive increased shareholder returns over the next several years through consistent sales growth, additional margin expansion, and continued debt reduction.”

Second-Quarter 2025 Results
Net Sales from continuing operations were $991 million.
•Net Sales increased 1.8% compared to prior year.
•On an organic constant currency basis, Net Sales were relatively consistent with prior year (Table 2-B).

Gross Profit and Gross Margin increased year-over-year driven by the benefits from cost savings and productivity initiatives, the benefits from assortment management, and lower input costs.
•The Company continued its consolidation and other optimization actions in its supply chain to lower fixed costs, increase efficiencies, and further improve customer service and in-stocks with lower levels of inventory. The Company expects these actions to drive continued benefits in 2025.
•Gross Profit increased 38% to $412 million and Gross Margin increased 1,100 basis points to 41.6% as compared to prior year.
•Adjusted Gross Profit increased 6% to $408 million and Adjusted Gross Margin increased 145 basis points to 41.2% as compared to prior year.
•Adjusted Gross Profit and Adjusted Gross Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).

Operating Profit and Operating Margin increased over prior year through the combination of gross margin improvement and lower SG&A expenses. SG&A expenses decreased compared to prior year both on an absolute basis and as a percent of net sales due to the benefits from cost savings initiatives and disciplined expense management.
•Operating Profit increased 345% to $155 million and Operating Margin increased 2,210 basis points to 15.6% as compared to prior year.
•Adjusted Operating Profit increased 22% to $153 million and Adjusted Operating Margin increased 255 basis points to 15.5% as compared to prior year.
•Adjusted Operating Profit and Adjusted Operating Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).

Interest Expense and Other Expenses
•Interest and Other Expenses decreased $4 million over prior year to $57 million driven primarily by lower debt balances.

Earnings Per Share
•Income from continuing operations totaled $85 million, or $0.24 per diluted share, in the second quarter of 2025. This compares to a loss from continuing operations of ($136) million, or ($0.39) per diluted share, in second-quarter 2024.

•Adjusted Income from continuing operations totaled $84 million, or $0.24 per diluted share, in the second quarter of 2025. This compares to income from continuing operations of $53 million, or $0.15 per diluted share, last year (Table 6-A).
See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include restructuring and other action-related charges.

Second-Quarter 2025 Business Segment Summary
U.S. net sales decreased slightly, or approximately $5 million, as compared to prior year. The Company continued to focus on its core growth fundamentals including innovation, brand investments, and incremental programming opportunities. These fundamentals delivered year-over-year growth in its Basics, Active, and New businesses. Similar to the overall innerwear market, this growth was more than offset by continued headwinds in its Intimate Apparel business.
Operating margin of 25.0% increased 360 basis points over prior year driven by benefits from cost savings and productivity initiatives as well as lower input costs.

International net sales decreased 3% on a reported basis, which included a $7 million headwind from unfavorable foreign exchange rates, and were consistent with prior year on a constant currency basis. By region, constant currency net sales increased in the Americas, were consistent with prior year in Australia, and decreased in Asia.
Operating margin of 10.7% decreased 225 basis points compared to prior year, driven primarily by increased promotional activity, unfavorable mix, increased brand investment and the impact from foreign exchange rates, which more than offset the benefits from cost savings initiatives and lower input costs.

Balance Sheet and Cash Flow
•Based on the calculation as defined in the Company’s senior secured credit facility, the Leverage Ratio at the end of second-quarter 2025 was 3.3 times on a net debt-to-adjusted EBITDA basis, which was below prior year’s 4.6 times (Table 6-B).
•Inventory at the end of second-quarter 2025 of $957 million increased 4%, or $40 million, year-over-year.
•Cash Flow from Operations was $36 million in second-quarter 2025, which compared to $78 million last year. Free Cash Flow for the quarter was $27 million as compared to $71 million last year.

Third-Quarter and Full-Year 2025 Financial Outlook
The Company is providing guidance on tax expense due to the expected fluctuation of its quarterly tax rate, stemming from the deferred tax reserve matter previously disclosed in fourth-quarter 2022. Importantly, the reserve does not impact cash taxes. Some portion of the reserve may reverse in future periods.

The Company defines organic constant currency Net Sales as Net Sales excluding the ‘other’ segment and the year-over-year impact from foreign exchange rates.
The Company’s guidance reflects its expected impact from U.S. tariffs and is subject to change in the future.
For Fiscal year 2025, which ends January 3, 2026, and includes a 53rd week, the Company currently expects:
•Net Sales from continuing operations of approximately $3.53 billion, which includes projected headwinds of approximately $35 million from changes in foreign currency exchange rates. Net Sales are expected to increase slightly over prior year on both a reported and organic constant currency basis.
•GAAP Operating Profit from continuing operations of approximately $471 million.
•Adjusted Operating Profit from continuing operations of approximately $485 million, which excludes pretax charges for restructuring and other action-related charges of approximately $14 million. The operating profit outlook includes a projected headwind of approximately $5 million from changes in foreign currency exchange rates.
•Interest expense of approximately $180 million.
•Other expenses of approximately $46 million, which includes approximately $10 million of one-time pretax charges related to first-quarter 2025 refinancing activities.
•Tax expense of approximately $35 million.
•GAAP Earnings Per Share from continuing operations of approximately $0.59.
•Adjusted Earnings Per Share from continuing operations of approximately $0.66.
•Cash Flow from Operations of approximately $350 million.
•Capital investments of approximately $65 million, consisting of approximately $50 million of capital expenditures and approximately $15 million of cloud computing arrangements.
•Free Cash Flow of approximately $300 million.
•Fully diluted shares outstanding of approximately 357 million.

For third-quarter 2025, which ends on September 27, 2025, the Company currently expects:
•Net Sales from continuing operations of approximately $900 million, which includes projected headwinds of approximately $7 million from changes in foreign currency exchange rates. Net Sales are expected to be relatively consistent with prior year on both a reported and organic constant currency basis.
•GAAP Operating Profit from continuing operations of approximately $116 million.
•Adjusted Operating Profit from continuing operations of approximately $122 million, which excludes pretax charges for restructuring and other action-related charges of approximately $6 million. The operating profit outlook includes a projected headwind of approximately $1 million from changes in foreign currency exchange rates.
•Interest expense of approximately $46 million.
•Other expenses of approximately $10 million.

•Tax expense of approximately $10 million.
•GAAP Earnings Per Share from continuing operations of approximately $0.14.
•Adjusted Earnings Per Share from continuing operations of approximately $0.16.
•Fully diluted shares outstanding of approximately 357 million.
HanesBrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/FAQ.

Note on Adjusted Measures and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income (loss) from continuing operations, adjusted operating profit (and margin), adjusted gross profit (and margin), EBITDA, adjusted EBITDA, organic constant currency net sales, net debt, leverage ratio and free cash flow.
Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions.
Charges for actions taken in 2025 and 2024, as applicable, include supply chain restructuring and consolidation, headcount actions and related severance charges, professional services, gain/loss on sale of business and classification of assets held for sale, loss on extinguishment of debt, corporate asset impairment charges, and the tax effects thereof.
While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.
HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of our supply chain restructuring and consolidation and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.

The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to our supply chain restructuring and consolidation, and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025 (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.
Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount and borrowings of unrestricted subsidiaries under the accounts receivable securitization facility) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement. The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. The Company defines organic net sales as net sales excluding the ‘other’ segment and excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date.
HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). HanesBrands believes constant currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses. The Company defines organic constant currency sales as net sales excluding the ‘other’ segment and also excluding the impact of translating foreign currencies into U.S. dollars as discussed above.
Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, trends associated with our business; our ability to successfully implement our strategic plans, including our supply chain restructuring and consolidation and other cost savings initiatives; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market condition, or other factors; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations, including the imposition of or changes in duties, taxes, tariffs and other charges impacting our products or supply chain, or the threat thereof; our ability to effectively manage our complex international tax structure; our future financial performance; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements. Such statements speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About HanesBrands
HanesBrands (NYSE: HBI) is a socially responsible global leader in everyday iconic apparel with a mission to create a more comfortable world for every body. The company owns a portfolio of some of the world’s most recognized apparel brands including Hanes, the leading basic apparel brand in the U.S.; Bonds, an Australian staple since 1915 that is setting new standards for design and innovation; Maidenform, America’s number one shapewear brand; and Bali, America’s number one national bra brand. HanesBrands owns the majority of its worldwide manufacturing facilities and has built a strong reputation for workplace quality, ethical business practices, and reducing environmental impact.

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Six Months Ended
	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024
Net sales	$991,325	$973,927	1.8%	$1,751,473	$1,718,602	1.9%
Cost of sales	579,400	675,584		1,022,848	1,122,826
Gross profit	411,925	298,343	38.1%	728,625	595,776	22.3%
As a % of net sales	41.6%	30.6%		41.6%	34.7%
Selling, general and administrative expenses	257,267	361,546	(28.8)%	494,059	623,565	(20.8)%
As a % of net sales	26.0%	37.1%		28.2%	36.3%
Operating profit (loss)	154,658	(63,203)	344.7%	234,566	(27,789)	944.1%
As a % of net sales	15.6%	(6.5)%		13.4%	(1.6)%
Other expenses	9,023	10,616		26,295	19,678
Interest expense, net	47,536	50,279		90,855	100,862
Income (loss) from continuing operations before income taxes	98,099	(124,098)		117,416	(148,329)
Income tax expense	12,606	11,485		17,777	20,056
Income (loss) from continuing operations	85,493	(135,583)		99,639	(168,385)
Loss from discontinued operations, net of tax	(3,882)	(162,797)		(27,484)	(169,117)
Net income (loss)	$81,611	$(298,380)		$72,155	$(337,502)

Earnings (loss) per share - basic:
Continuing operations	$0.24	$(0.39)		$0.28	$(0.48)
Discontinued operations	(0.01)	(0.46)		(0.08)	(0.48)
Net income (loss)	$0.23	$(0.85)		$0.20	$(0.96)

Earnings (loss) per share - diluted:
Continuing operations	$0.24	$(0.39)		$0.28	$(0.48)
Discontinued operations	(0.01)	(0.46)		(0.08)	(0.48)
Net income (loss)	$0.23	$(0.85)		$0.20	$(0.96)

Weighted average shares outstanding:
Basic	354,091	351,990		353,779	351,783
Diluted	356,179	351,990		356,624	351,783

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on a constant currency basis for the quarter ended June 28, 2025 and a comparison to prior year:

	Quarter Ended June 28, 2025
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended June 29, 2024	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$991,325	$(7,119)	$998,444	$973,927	1.8%	2.5%
Gross profit	411,925	(3,958)	415,883	298,343	38.1	39.4
Operating profit (loss)	154,658	(574)	155,232	(63,203)	344.7	345.6
Diluted earnings (loss) per share from continuing operations[3]	$0.24	$0.00	$0.24	$(0.39)	161.5%	161.5%

As adjusted:[2]
Net sales	$991,325	$(7,119)	$998,444	$973,927	1.8%	2.5%
Gross profit	408,450	(3,958)	412,408	386,964	5.6	6.6
Operating profit	153,467	(574)	154,041	125,831	22.0	22.4
Diluted earnings per share from continuing operations[3]	$0.24	$0.00	$0.24	$0.15	60.0%	60.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters ended June 28, 2025 and June 29, 2024 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

	Six Months Ended June 28, 2025
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Six Months Ended June 29, 2024	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,751,473	$(19,227)	$1,770,700	$1,718,602	1.9%	3.0%
Gross profit	728,625	(10,412)	739,037	595,776	22.3	24.0
Operating profit (loss)	234,566	(1,683)	236,249	(27,789)	944.1	950.2
Diluted earnings (loss) per share from continuing operations[3]	$0.28	$0.00	$0.28	$(0.48)	158.3%	158.3%

As adjusted:[2]
Net sales	$1,751,473	$(19,227)	$1,770,700	$1,718,602	1.9%	3.0%
Gross profit	724,850	(10,412)	735,262	684,600	5.9	7.4
Operating profit	234,484	(1,683)	236,167	176,214	33.1	34.0
Diluted earnings per share from continuing operations[3]	$0.31	$0.00	$0.31	$0.10	210.0%	210.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the six months ended June 28, 2025 and June 29, 2024 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Organic Constant Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on an organic constant currency basis for the quarter and six months ended June 28, 2025 and a comparison to prior year:

	Quarter Ended June 28, 2025				Quarter Ended June 29, 2024
	As Reported	Impact from Foreign Currency[1]	Less Other Sales[2]	Organic Constant Currency	As Reported	Less Other Sales[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$991,325	$(7,119)	$29,889	$968,555	$973,927	$700	$973,227	1.8%	(0.5)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Other sales in the second quarter of 2025 consist of sales from the Company’s supply chain and short term support/transition services agreements for disposed businesses. Other sales in the second quarter of 2024 primarily reflect the U.S. Sheer Hosiery business which was sold on September 29, 2023.

	Six Months Ended June 28, 2025				Six Months Ended June 29, 2024
	As Reported	Impact from Foreign Currency[1]	Less Other Sales[2]	Organic Constant Currency	As Reported	Less Other Sales[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$1,751,473	$(19,227)	$58,273	$1,712,427	$1,718,602	$1,473	$1,717,129	1.9%	(0.3)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Other sales in the six months ended June 28, 2025 consist of sales from the Company’s supply chain and short term support/transition services agreements for disposed businesses. Other sales in the first six months of 2024 primarily reflect the U.S. Sheer Hosiery business which was sold on September 29, 2023.

TABLE 3
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended
	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024	% Change
Segment net sales:
U.S.	$735,483	$740,154	(0.6)%	$1,271,708	$1,284,045	(1.0)%
International	225,953	233,073	(3.1)	421,492	433,084	(2.7)
Total segment net sales	961,436	973,227	(1.2)	1,693,200	1,717,129	(1.4)
Other net sales	29,889	700	4,169.9	58,273	1,473	3,856.1
Total net sales	$991,325	$973,927	1.8%	$1,751,473	$1,718,602	1.9%

Segment operating profit:
U.S.	$183,628	$158,214	16.1%	$295,797	$256,477	15.3%
International	24,253	30,237	(19.8)	46,746	47,038	(0.6)
Total segment operating profit	207,881	188,451	10.3	342,543	303,515	12.9
Other profit (loss)	4,388	(130)	3,475.4	6,817	551	1,137.2
General corporate expenses	(55,162)	(58,212)	(5.2)	(107,600)	(118,904)	(9.5)
Amortization of intangibles	(3,640)	(4,278)	(14.9)	(7,276)	(8,948)	(18.7)
Total operating profit before restructuring and other action-related charges	153,467	125,831	22.0	234,484	176,214	33.1
Restructuring and other action-related charges	1,191	(189,034)	(100.6)	82	(204,003)	(100.0)
Total operating profit (loss)	$154,658	$(63,203)	344.7%	$234,566	$(27,789)	944.1%

	Quarters Ended			Six Months Ended
	June 28, 2025	June 29, 2024	Basis Points Change	June 28, 2025	June 29, 2024	Basis Points Change
Segment operating margin:
U.S.	25.0%	21.4%	359	23.3%	20.0%	329
International	10.7	13.0	(224)	11.1	10.9	23
Total segment operating profit	21.6	19.4	226	20.2	17.7	255
Other profit (loss)	14.7	(18.6)	3,325	11.7	37.4	(2,571)
General corporate expenses	(5.6)	(6.0)	41	(6.1)	(6.9)	78
Amortization of intangibles	(0.4)	(0.4)	7	(0.4)	(0.5)	11
Total operating margin before restructuring and other action-related charges	15.5	12.9	256	13.4	10.3	313
Restructuring and other action-related charges	0.1	(19.4)	1,953	—	(11.9)	1,187
Total operating margin	15.6%	(6.5)%	2,209	13.4%	(1.6)%	1,501

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 28, 2025	December 28, 2024	June 29, 2024
Assets
Cash and cash equivalents	$220,343	$214,854	$213,267
Trade accounts receivable, net	487,010	376,195	463,302
Inventories	957,048	871,044	916,683
Other current assets	139,838	152,853	181,653
Current assets held for sale	57,421	100,430	511,003
Total current assets	1,861,660	1,715,376	2,285,908
Property, net	190,358	188,259	208,374
Right-of-use assets	242,743	222,759	230,425
Trademarks and other identifiable intangibles, net	910,148	886,264	936,294
Goodwill	648,362	638,370	653,934
Deferred tax assets	16,466	13,591	17,029
Other noncurrent assets	126,169	116,729	122,727
Noncurrent assets held for sale	23,412	59,593	925,153
Total assets	$4,019,318	$3,840,941	$5,379,844

Liabilities
Accounts payable	$589,723	$593,377	$693,492
Accrued liabilities	403,636	452,940	502,382
Lease liabilities	71,510	64,233	60,122
Accounts Receivable Securitization Facility	76,000	95,000	—
Current portion of long-term debt	26,250	—	44,250
Current liabilities held for sale	60,281	42,990	266,234
Total current liabilities	1,227,400	1,248,540	1,566,480
Long-term debt	2,265,394	2,186,057	3,224,155
Lease liabilities - noncurrent	222,509	206,124	212,706
Pension and postretirement benefits	57,570	66,171	90,367
Other noncurrent liabilities	66,502	67,452	90,768
Noncurrent liabilities held for sale	13,582	32,587	130,965
Total liabilities	3,852,957	3,806,931	5,315,441

Stockholders’ equity
Preferred stock	—	—	—
Common stock	3,537	3,525	3,516
Additional paid-in capital	380,692	373,213	363,078
Retained earnings	306,759	234,494	217,400
Accumulated other comprehensive loss	(524,627)	(577,222)	(519,591)
Total stockholders’ equity	166,361	34,010	64,403
Total liabilities and stockholders’ equity	$4,019,318	$3,840,941	$5,379,844

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended		Six Months Ended
	June 28, 2025(1)	June 29, 2024(1)	June 28, 2025(1)	June 29, 2024(1)
Operating Activities:
Net income (loss)	$81,611	$(298,380)	$72,155	$(337,502)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	6,503	22,304	13,861	39,978
Amortization of acquisition intangibles	1,866	4,100	3,705	8,203
Other amortization	1,774	2,899	3,571	6,198
Impairment of long-lived assets and goodwill	—	76,604	—	76,604
Inventory write-down charges	—	117,663	—	117,663
Loss on extinguishment of debt	—	—	9,293	—
Loss on sale of business and classification of assets held for sale	1,131	51,071	6,093	51,071
Amortization of debt issuance costs and debt discount	1,675	2,561	3,554	5,105
Other	3,582	16,103	15,535	13,722
Changes in assets and liabilities:
Accounts receivable	(135,960)	(51,193)	(103,347)	(54,487)
Inventories	33,923	17,529	(59,876)	(41,850)
Accounts payable	3,028	30,964	19,094	134,029
Other assets and liabilities	37,181	86,201	(55,507)	85,863
Net cash from operating activities	36,314	78,426	(71,869)	104,597
Investing Activities:
Capital expenditures	(9,066)	(7,834)	(20,311)	(28,091)
Proceeds from sales of assets	7	3,625	159	3,653
Proceeds (payments) from disposition of businesses	(2,342)	—	26,327	—
Net cash from investing activities	(11,401)	(4,209)	6,175	(24,438)
Financing Activities:
Borrowings on Term Loan Facilities	—	—	1,500,000	—
Repayments on Term Loan Facilities	—	(14,750)	(703,267)	(29,500)
Borrowings on Accounts Receivable Securitization Facility	373,000	467,000	663,000	980,500
Repayments on Accounts Receivable Securitization Facility	(301,000)	(484,500)	(682,000)	(986,500)
Borrowings on Revolving Loan Facilities	1,212,500	293,000	2,143,500	609,000
Repayments on Revolving Loan Facilities	(1,265,000)	(293,000)	(1,926,500)	(609,000)
Repayments on Senior Notes	—	—	(900,000)	—
Payments to amend and refinance credit facilities	(1,473)	(501)	(23,281)	(679)
Other	(1,893)	214	(4,263)	(3,817)
Net cash from financing activities	16,134	(32,537)	67,189	(39,996)
Effect of changes in foreign exchange rates on cash	3,356	(195)	3,994	(12,963)
Change in cash and cash equivalents	44,403	41,485	5,489	27,200
Cash and cash equivalents at beginning of period	176,440	191,216	215,354	205,501
Cash and cash equivalents at end of period	$220,843	$232,701	$220,843	$232,701

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$220,343	$213,267	$220,343	$213,267
Cash and cash equivalents included in current assets held for sale	500	19,434	500	19,434
Cash and cash equivalents at end of period	$220,843	$232,701	$220,843	$232,701

1	The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of results from continuing operations as reported under GAAP to the Non-GAAP results from continuing operations as adjusted for the quarter and six months ended June 28, 2025 and a comparison to prior year. The Company has chosen to present the following non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating continuing operations absent the effect of restructuring and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. While these costs are not expected to continue for any individual transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Restructuring and other action-related charges in 2025 and 2024 include the following:

Professional services	Represents professional fees, primarily consulting and advisory services, related to restructuring activities including the Company’s cost transformation and technology modernization initiatives.
Headcount actions and related severance	Represents charges related to operating model initiatives primarily headcount actions and related severance charges and adjustments related to restructuring activities.
Supply chain restructuring and consolidation
Represents charges as a result of the sale of the global Champion business and the completed exit of the U.S.-based outlet store business related to significant restructuring and consolidation efforts within the Company’s supply chain network, both manufacturing and distribution, to align the Company’s network to its continuing operations to drive stronger operating performance and margin expansion.

Loss on extinguishment of debt	Represents charges related to the redemption of the Company’s 4.875% Senior Notes and the refinancing of the Company’s Senior Secured Credit Facility in the first quarter of 2025.
Corporate asset impairment charges
Primarily represents charges related to a contract terminated in the second quarter of 2024 and impairment of the Company’s headquarters location that was classified as held for sale in the second quarter of 2024.

	Quarters Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP gross profit, as reported	$411,925	$298,343	$728,625	$595,776
As a % of net sales	41.6%	30.6%	41.6%	34.7%
Restructuring and other action-related charges:
Headcount actions and related severance	—	—	(121)	36
Supply chain restructuring and consolidation	(3,475)	78,226	(3,654)	78,393
Corporate asset impairment charges	—	10,395	—	10,395
Non-GAAP gross profit, as adjusted	$408,450	$386,964	$724,850	$684,600
As a % of net sales	41.2%	39.7%	41.4%	39.8%

	Quarters Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP operating profit (loss), as reported	$154,658	$(63,203)	$234,566	$(27,789)
As a % of net sales	15.6%	(6.5)%	13.4%	(1.6)%
Restructuring and other action-related charges:
Professional services	2,909	3,762	3,366	4,433
Headcount actions and related severance	(1,028)	6,911	(819)	19,098
Supply chain restructuring and consolidation	(3,184)	156,807	(3,244)	158,914
Corporate asset impairment charges	—	20,107	—	20,107
Other	112	1,447	615	1,451
Non-GAAP operating profit, as adjusted	$153,467	$125,831	$234,484	$176,214
As a % of net sales	15.5%	12.9%	13.4%	10.3%

	Quarters Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP income (loss) from continuing operations, as reported	$85,493	$(135,583)	$99,639	$(168,385)
Restructuring and other action-related charges:
Professional services	2,909	3,762	3,366	4,433
Headcount actions and related severance	(1,028)	6,911	(819)	19,098
Supply chain restructuring and consolidation	(3,184)	156,807	(3,244)	158,914
Corporate asset impairment charges	—	20,107	—	20,107
Other	112	1,447	615	1,451
Loss on extinguishment of debt	—	—	9,979	—
Non-GAAP income from continuing operations, as adjusted	$84,302	$53,451	$109,536	$35,618

	Quarters Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP diluted earnings (loss) per share from continuing operations, as reported	$0.24	$(0.39)	$0.28	$(0.48)
Restructuring and other action-related charges:
Professional services	0.01	0.01	0.01	0.01
Headcount actions and related severance	0.00	0.02	0.00	0.05
Supply chain restructuring and consolidation	(0.01)	0.44	(0.01)	0.45
Corporate asset impairment charges	—	0.06	—	0.06
Other	0.00	0.00	0.00	0.00
Loss on extinguishment of debt	—	—	0.03	—
Non-GAAP diluted earnings per share from continuing operations, as adjusted[1]	$0.24	$0.15	$0.31	$0.10

1	Amounts may not be additive due to rounding.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	June 28, 2025	June 29, 2024
Leverage Ratio:

EBITDA[1]:
Net income (loss) from continuing operations	$170,029	$(78,912)
Interest expense, net	185,894	211,161
Income tax expense (benefit)	38,322	(23,768)
Depreciation and amortization	58,413	84,067
Total EBITDA	452,658	192,548
Total restructuring and other action-related charges (excluding tax effect on actions)[2]	44,529	207,098
Other net losses, charges and expenses[3]	133,407	95,700
Total EBITDA from discontinued operations, as adjusted[4]	6,490	176,975
Total EBITDA, as adjusted	$637,084	$672,321

Net debt:
Debt (current and long-term debt and Accounts Receivable Securitization Facility excluding long-term debt issuance costs and debt discount of $25,356 and $32,845, respectively)	$2,393,000	$3,301,250
(Less) debt related to an unrestricted subsidiary[5]	(76,000)	—
Other debt and cash adjustments[6]	3,372	3,957
(Less) Cash and cash equivalents of continuing operations	(220,343)	(213,267)
(Less) Cash and cash equivalents of discontinued operations	(500)	(19,434)
Net debt	$2,099,529	$3,072,506

Debt/Income (loss) from continuing operations[7]	14.1	(41.8)

Net debt/EBITDA, as adjusted[8]	3.3	4.6

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.
2
The last twelve months ended June 28, 2025 includes $19 million on a loss of extinguishment of debt, $17 million of professional services, $9 million of supply chain restructuring and consolidation charges, $1 million related to other restructuring and other action-related charges, and $(3) million of adjustments to headcount actions and related severance charges. The last twelve months ended June 29, 2024 includes $158 million of supply chain restructuring and consolidation charges, $22 million of headcount actions and related severance charges, $20 million related to corporate asset impairment charges, $6 million of professional services, $2 million related to other restructuring and other action-related charges, and $(2) million related to an adjustment of a loss on sale of business and classification of assets held for sale. The items included in restructuring and other action-related charges are described in more detail in Table 6-A.

3
Represents other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended. The last twelve months ended June 28, 2025, primarily includes $60 million of excess and obsolete inventory write-offs, $21 million in other compensation related items primarily stock compensation expense, $16 million in charges related to sales incentive amortization, $15 million of pension non-cash expense, $14 million of non-cash cloud computing expense, $8 million of other non-cash expenses, $2 million in charges related to unrealized losses due to hedging, $1 million related to extraordinary cash events, and $(4) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary. The last twelve months ended June 29, 2024, primarily includes $50 million of excess and obsolete inventory write-offs, $18 million in other compensation related items primarily stock compensation expense, $16 million of pension non-cash expense, $13 million in charges related to sales incentive amortization, $11 million of non-cash cloud computing expense, $(2) million in adjustments related to unrealized losses due to hedging, $(3) million adjustment to bad debt expense, and a $(7) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary.

4
Represents Total EBITDA from discontinued operations, as adjusted related to businesses still owned at period end, as adjusted for all items that can be excluded from the Company’s leverage ratio as defined under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended. Total EBITDA from discontinued operations, as adjusted, excludes EBITDA related to the Initial and Deferred Close of the global Champion business and U.S. outlet stores business as the sale of these businesses were completed before the period end. Total EBITDA from discontinued operations, as adjusted, for the last twelve months ended June 29, 2024 includes $(114) million of Total EBITDA from discontinued operations and $291 million of certain discontinued operations restructuring and other action-related charges, other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended.

5	Represents amounts outstanding under an existing accounts receivable securitization facility entered into by an unrestricted subsidiary of the Company.
6	Includes drawn and undrawn letters of credit, financing leases and cash balances in certain geographies.
7	Represents Debt divided by Income (loss) from continuing operations, which is the most comparable GAAP financial measure to Net debt/EBITDA, as adjusted.
8
Represents the Company’s leverage ratio defined as Consolidated Net Total Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended, which excludes other net losses, charges and expenses in addition to restructuring and other action-related charges.

	Quarters Ended
	June 28, 2025	June 29, 2024
Free cash flow[1]:
Net cash from operating activities	$36,314	$78,426
Capital expenditures	(9,066)	(7,834)
Free cash flow	$27,248	$70,592

1	Free cash flow includes the results from continuing and discontinued operations for all periods presented.

TABLE 7
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per share data)
(Unaudited)

	Quarter Ended	Year Ended
	September 27, 2025	January 3, 2026
Operating profit outlook, as calculated under GAAP	$116,000	$471,000
Restructuring and other action-related charges outlook	6,000	14,000
Operating profit outlook, as adjusted	$122,000	$485,000

Other expenses outlook, as calculated under GAAP	$10,000	$46,000
Restructuring and other action-related charges outlook	—	(10,000)
Other expenses outlook, as adjusted	$10,000	$36,000

Diluted earnings (loss) per share from continuing operations outlook, as calculated under GAAP[1]	$0.14	$0.59
Restructuring and other action-related charges outlook	0.02	0.07
Diluted earnings per share from continuing operations outlook, as adjusted	$0.16	$0.66

Cash flow from operations outlook, as calculated under GAAP		$350,000
Capital expenditures outlook		50,000
Free cash flow outlook		$300,000

1
The Company expects approximately 357 million diluted weighted average shares outstanding for the quarter ended September 27, 2025 and approximately 357 million diluted weighted average shares outstanding for the year ended January 3, 2026.

The Company is unable to reconcile projections of financial performance beyond 2025 without unreasonable efforts, because the Company cannot predict, with a reasonable degree of certainty, the type and extent of certain items that would be expected to impact these figures in 2025 and beyond, such as net sales, operating profit, diluted earnings per share and action related charges.